As filed with the Securities and Exchange Commission on June 13, 2024
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE DESCARTES SYSTEMS GROUP INC.
(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Randall Drive, Waterloo, Ontario, Canada	N2V 1C6
(Address of Principal Executive Offices)	(Zip Code)

The Descartes Systems Group Inc. Performance and Restricted Share Unit Plan
(Full title of the plan)

Descartes Systems (USA) LLC Powers Ferry Business Park 2030 Powers Ferry Road SE Suite 350 Atlanta, GA 30339-5066
(Name and address of agent for service)

Tel: (678) 247-0400

(Telephone number, including area code, of agent for service)

With copies to: Laurie A. Cerveny Zachary Zemlin Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 (617) 341-7700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ◻

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, The Descartes Systems Group Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 1,765,840 common shares, no par value (the “Shares”), under The Descartes Systems Group Inc. Performance and Restricted Share Unit Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 7, 2021 (File No. 333-255087).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 40-F of the Registrant for the fiscal year ended January 31, 2024, filed with the Commission on April 22, 2024.

(b)	All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Registrant since January 31, 2024.

(c)
The description of the Registrant’s Common Shares contained in the Registrant’s registration statement on Form 8-A as filed with the Commission pursuant to Section 12(b) of the Exchange Act on December 31, 1998 and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed a part hereof from the date of the filing of such documents. In addition, any Report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

4.1*	Articles of Amalgamation of The Descartes Systems Group Inc.

5.1*	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 to this Registration Statement)

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1
The Descartes Systems Group Inc. Performance and Restricted Share Unit Plan (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed with the Commission on May 6, 2024).

__________________________
*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Descartes Systems Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, in the Province of Ontario on this 13th day of June, 2024.

The Descartes Systems Group Inc.

By:	/s/ Peter V. Nguyen
Peter V. Nguyen
SVP Legal, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Descartes Systems Group Inc., a corporation organized under the laws of Canada, does hereby appoint Peter V. Nguyen and Allan Brett as his or her lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, including but not limited to that listed below, in connection with the preparation, execution and filing with the Securities and Exchange Commission under the Securities Act of this Registration Statement and any post-effective amendments thereto, and to file the same with all exhibits hereto, and other documents in connection herewith, and all matters required by the Commission in connection with this Registration Statement, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edward J.Ryan Edward J. Ryan	Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2024

/s/ Allan Brett Allan Brett	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2024

/s/ Eric A. Demirian Eric A. Demirian	Chairman of the Board	June 13, 2024

/s/ Deepak Chopra Deepak Chopra	Director	June 13, 2024

/s/ Deborah Close Deborah Close	Director	June 13, 2024

/s/ Sandra Hanington Sandra Hanington	Director	June 13, 2024

/s/ Kelley Irwin Kelley Irwin	Director	June 13, 2024

/s/ Dennis Maple Dennis Maple	Director	June 13, 2024

/s/ Chris Muntwyler Chris Muntwyler	Director	June 13, 2024

/s/ Jane O’Hagan Jane O’Hagan	Director	June 13, 2024

/s/ John J. Walker John J. Walker	Director	June 13, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of The Descartes Systems Group Inc. and has duly caused this Registration Statement on Form S-8 to be signed by the undersigned, thereto duly authorized, in the City of Waterloo, Ontario, on the 13th day of June, 2024.

DESCARTES SYSTEMS (USA) LLC

By:	Descartes U.S. Holdings, Inc.,
Sole Member

By:	/s/ J. Scott Pagan
Name:	J. Scott Pagan
Title:	President and Chief Operating Officer